Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 19, 2015, relating to the financial statements and financial highlights which appear in the September 30, 2015 Annual Report to Shareholders of AQR Large Cap Multi-Style Fund, AQR Small Cap Multi-Style Fund, AQR International Multi-Style Fund, AQR Emerging Multi-Style Fund, AQR TM Large Cap Multi-Style Fund, AQR TM Small Cap Multi-Style Fund, AQR TM International Multi-Style Fund, AQR TM Emerging Multi-Style Fund, AQR Large Cap Momentum Style Fund, AQR Small Cap Momentum Style Fund, AQR International Momentum Style Fund, AQR Emerging Momentum Style Fund, AQR TM Large Cap Momentum Style Fund, AQR TM Small Cap Momentum Style Fund, AQR TM International Momentum Style Fund, AQR Large Cap Defensive Style Fund, AQR International Defensive Style Fund, AQR Emerging Defensive Style Fund, AQR Global Equity Fund and AQR International Equity Fund, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

New York, New York

January 27, 2016